`Exhibit 99.1
AAON REPORTS SALES AND EARNINGS AND BACKLOG FOR 2021

TULSA, OK, February 28, 2022 - AAON, INC. (NASDAQ-AAON), a leader in innovation and production of premium quality, highly energy efficient HVAC products for nonresidential buildings, today announced its results for the fourth quarter of 2021.

AAON reported record fourth quarter revenue of $136.3 million, up 16.8% from the prior-year quarter. Price increases contributed approximately 10.0% to revenue growth in the quarter. However, gross profit declined 21.7% to $26.5 million, or 19.5% of sales. Gross profit was impacted by supply chain issues, which constrained production, led to operational inefficiencies and unabsorbed fixed costs, and exacerbated the adverse effects of inflation by slowing the turnover of our lower priced backlog and delaying the throughput of orders placed after recent price increases. This resulted in net income of $6.2 million and earnings per diluted share of $0.11, down year over year 68.6%, compared to $0.35 in the prior-year quarter.

Excluding one-time items, including acquisition-related transaction fees of $4.4 million in the fourth quarter of 2021 and $6.4 million of gain on insurance recoveries in the fourth quarter of 2020, non-GAAP adjusted earnings per share was $0.181, down year over year 35.7%, compared to $0.281 in the prior-year quarter.

Financial Highlights:	Three Months Ended December 31,		%	Years Ending December 31,		%
	2021	2020	Change	2021	2020	Change
	(in thousands, except share and per share data)			(in thousands, except share and per share data)
GAAP Measures
Net sales	$136,282	$116,700	16.8%	$534,517	$514,551	3.9%
Gross profit	$26,547	33,923	(21.7)%	137,830	155,849	(11.6)%
Gross profit margin	19.5%	29.1%		25.8%	30.3%
Operating income	$5,443	25,718	(78.8)%	69,253	101,836	(32.0)%
Operating margin	4.0%	22.0%		13.0%	19.8%
Net income	$6,186	$18,892	(67.3)%	$58,758	$79,009	(25.6)%
Earnings per diluted share	$0.11	$0.35	(68.6)%	$1.09	$1.49	(26.8)%
Diluted average shares	53,948,763	53,469,759	0.9%	53,728,989	53,061,169	1.3%

Non-GAAP Measures
Non-GAAP adjusted net income[1]	$9,523	$14,771	(35.5)%	$62,095	$74,888	(17.1)%
Non-GAAP earnings per diluted share[1]	$0.18	$0.28	(35.7)%	$1.16	$1.41	(17.7)%
Adjusted EBITDA[1]	$17,208	$26,637	(35.4)%	$103,587	$121,746	(14.9)%
Adjusted EBITDA margin[1]	12.6%	22.8%		19.4%	23.7%
[1]These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" below for reconciliation to GAAP measures.

The Company finished the fourth quarter of 2021 with a backlog of $260.2 million, up 249.6% from $74.4 million a year ago, and up 43.1% from $181.8 million at the end of the third quarter of 2021. Excluding BasX's backlog, organic backlog was up 200.7% from the prior year quarter.

Backlog
	December 31, 2021	September 31, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Backlog	$260,164	$181,813	$138,131	$96,733	$74,417
Year over year change	249.6%	114.2%	33.4%	(19.1)%	(47.9)%

On December 10, 2021, AAON completed the acquisition of BasX, LLC (doing business as BasX Solutions, "BasX"), which included an upfront cash payment of $107.8 million, including acquisition-related transaction fees, net of cash acquired. As of December 31, 2021, the Company had liquidity of $61.1 million compared to liquidity of $107.2 million at December 31, 2020. We believe the Company's senior credit facility provides adequate capacity to fund working capital needs and continue our investment in long-term growth.

Rebecca Thompson, CFO, commented, “We are very comfortable with our financial position at the end of 2021. Our balance sheet remains in a very strong position and we will continue to invest in our long-term growth plans. Capital expenditures in 2021 were $55.4 million, compared to $67.8 million in 2020. We anticipate a capital expenditure budget of $100.4 million for 2022.”

Gary Fields, President and CEO, stated, “I am extremely pleased with the growth we have seen in our backlog and new bookings. Backlog is up year over year 249.6% and new bookings have maintained the strong levels we saw in the second and third quarter. Moreover, strong demand trends continued into early 2022. The growth reflects several factors, including solid end-market demand, market share gains, competitive lead times, the strengthening of our independent sales channel and the compelling value proposition AAON equipment offers.”

Mr. Fields continued, "While we are pleased with demand and the market share gains, sales and earnings results were disappointing. The primary factors that contributed to the lower than anticipated profits were supply chain constraints and material inflation. Supply chain constraints escalated for us in October and November, which led to lower production and less cost absorption. Meanwhile, our cost structure has been rising as we have been increasing headcount due to our rising backlog and in anticipation of the robust growth we foresee in 2022. Furthermore, production constraints magnify the price/cost inflation effect. Lower production means we were not churning through the lower priced backlog fast enough, delaying the recovery in gross profit. In addition to all of this, supply chain constraints created many operational inefficiencies. All in, this led to the underwhelming gross profit and earnings.”

Mr. Fields continued, “On a positive note, we believe the worst of the supply chain constraints are behind us. December was a solid month as far as production and gross profit, and we have seen month-to-month improvement in January and February. Furthermore, the margin profile of our backlog is the highest it has been in about nine months. With less supply chain constraints, higher production capacity, and a large backlog with an improving margin profile, we anticipate production and margins to improve significantly through the first half of 2022."

Mr. Fields concluded, "The challenges we, as well as much of the manufacturing sector, faced in 2021 were truly unprecedented, at least in respect to the last 30 years. In my view, we have navigated the headwinds extremely well and I am very proud of our team. I also believe we are emerging from these challenges as a much stronger Company, which will help us better execute and absorb the robust growth we are anticipating. Despite the recently disappointing results, we remain extremely optimistic on the fundamentals of the business. Our legacy business and the recently acquired BasX both have robust backlogs with paths for significant margin improvement in 2022 and beyond. We continue to believe the Company is best positioned to benefit from an increased focus on decarbonization, electrification, energy efficiency, indoor air quality and cloud-based infrastructure, and we are investing to take advantage of the robust growth we foresee."

Conference Call and Webcast

The Company will host a conference call and webcast to discuss its financial results and outlook on February 28, 2022 at 5:15 P.M. ET. The conference call will be accessible via a dial-in for those who wish to participate in Q&A as well as a listen-only webcast. To access either mode, register at https://connect.beacon360.com/ses/JmYFFym2dtuULrRqTsWTlg~~. After registering, participants will receive an email with instructions on how to access the dial-in and webcast. On the next business day following the call, a replay of the call will be available on the Company’s website at https://aaon.com/Investors.

About AAON

AAON, Inc. engaged in the engineering, manufacturing, marketing, and sale of premium air conditioning and heating equipment consisting of standard, semi-custom, and custom rooftop units, data center cooling solutions, cleanroom systems, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils, and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone: (617) 877-6346
Email: joseph.mondillo@aaon.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended December 31,		Years Ending December 31,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net sales	$136,282	$116,700	$534,517	$514,551
Cost of sales	109,735	82,777	396,687	358,702
Gross profit	26,547	33,923	137,830	155,849
Selling, general and administrative expenses	21,110	14,622	68,598	60,491
Gain on disposal of assets and insurance recoveries	(6)	(6,417)	(21)	(6,478)
Income from operations	5,443	25,718	69,253	101,836
Interest (expense) income, net	(121)	(2)	(132)	88
Other income, net	24	31	61	51
Income before taxes	5,346	25,747	69,182	101,975
Income tax (benefit) provision	(840)	6,855	10,424	22,966
Net income	$6,186	$18,892	$58,758	$79,009
Earnings per share:
Basic	$0.12	$0.36	$1.12	$1.51
Diluted	$0.11	$0.35	$1.09	$1.49
Cash dividends declared per common share:	$0.19	$0.19	$0.38	$0.38
Weighted average shares outstanding:
Basic	52,467,696	52,240,829	52,404,199	52,168,679
Diluted	53,948,763	53,469,759	53,728,989	53,061,169

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	December 31, 2021	December 31, 2020
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$2,859	$79,025
Restricted cash	628	3,263
Accounts receivable, net of allowance for credit losses of $549 and $506, respectively	70,780	47,387
Income tax receivable	5,723	4,587
Inventories, net	130,270	82,219
Contract assets	5,749	—
Prepaid expenses and other	2,071	3,770
Total current assets	218,080	220,251
Property, plant and equipment:
Land	5,016	4,072
Buildings	135,861	122,171
Machinery and equipment	318,259	281,266
Furniture and fixtures	23,072	18,956
Total property, plant and equipment	482,208	426,465
Less: Accumulated depreciation	224,146	203,125
Property, plant and equipment, net	258,062	223,340
Intangible assets, net	70,121	38
Goodwill	85,727	3,229
Right of use assets	16,974	1,571
Other long-term assets	1,216	579
Total assets	$650,180	$449,008

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	29,020	12,447
Accrued liabilities	50,206	46,586
Contract liabilities	7,542	—
Total current liabilities	86,768	59,033
Revolving credit facility, long-term	40,000	—
Deferred tax liabilities	31,993	28,324
Other long-term liabilities	18,843	4,423
New market tax credit obligation	6,406	6,363
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,527,985 and 52,224,767 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	210	209
Additional paid-in capital	81,654	5,161
Retained earnings	384,306	345,495
Total stockholders' equity	466,170	350,865
Total liabilities and stockholders' equity	$650,180	$449,008

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Years Ending December 31,
	2021	2020
Operating Activities	(in thousands)
Net income	$58,758	$79,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,343	25,634
Amortization of debt issuance cost	43	43
Amortization of right of use assets	73	—
Provision for credit losses on accounts receivable, net of adjustments	43	153
Provision for excess and obsolete inventories	629	1,108
Share-based compensation	11,812	11,342
Gain on disposition of assets and insurance recoveries	(21)	(6,478)
Foreign currency transaction gain	(1)	(12)
Interest income on note receivable	(24)	(24)
Deferred income taxes	3,669	13,027
Changes in assets and liabilities:
Accounts receivable	(9,737)	19,859
Income tax receivable	(1,136)	(3,815)
Inventories	(45,955)	(9,726)
Contract assets	1,886	—
Prepaid expenses and other	1,374	(2,364)
Accounts payable	10,899	(2,155)
Contract liabilities	(229)	—
Deferred revenue	447	1,010
Accrued liabilities and donations	(1,690)	2,203
Net cash provided by operating activities	61,183	128,814
Investing Activities
Capital expenditures	(55,362)	(67,802)
Cash paid in business combination, net of cash acquired	(103,430)	—
Proceeds from sale of property, plant and equipment	19	60
Insurance proceeds	—	6,417
Principal payments from note receivable	54	52
Net cash used in investing activities	(158,719)	(61,273)
Financing Activities
Borrowings under revolving credit facility	40,000	—
Stock options exercised	21,148	21,418
Repurchase of stock	(20,876)	(30,060)
Employee taxes paid by withholding shares	(1,590)	(1,169)
Dividends paid to stockholders	(19,947)	(19,815)
Net cash provided by (used in) financing activities	18,735	(29,626)
Net (decrease) increase in cash, cash equivalents and restricted cash	(78,801)	37,915
Cash, cash equivalents and restricted cash, beginning of period	82,288	44,373
Cash, cash equivalents and restricted cash, end of period	$3,487	$82,288

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance as they are used by management to better understand operating performance. Since adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures and are susceptible to varying calculations, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin, as presented, may not be directly comparable with other similarly titled measures used by other companies.

Non-GAAP Adjusted Net Income

The Company defines non-GAAP adjusted net income as net income adjusted for any one-time events, such as acquisition related costs or insurance proceeds received, net of profit sharing and tax effect, in the periods presented

The following table provides a reconciliation of net income (GAAP) to non-GAAP adjusted net income for the periods indicated:

	Three Months Ended December 31,		Years Ending December 31,
	2021	2020	2021	2020
	(in thousands)
Net income, a GAAP disclosure	$6,186	$18,892	$58,758	$79,009
Acquisition-related fees	4,367	—	4,367	—
Insurance recoveries	—	(6,417)	—	(6,417)
Profit sharing effect	(437)	642	(437)	642
Tax effect	(593)	1,654	(593)	1,654
Non-GAAP adjusted net income	$9,523	$14,771	$62,095	$74,888
Non-GAAP adjusted earnings per diluted share	$0.18	$0.28	$1.16	$1.41

EBITDA and Adjusted EBITDA

EBITDA (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations. The Company defines EBITDA as net income, plus (1) depreciation and amortization, (2) interest expense (income), net and (3) income tax expense. EBITDA is not a measure of net income or cash flows as determined by GAAP.

The Company’s EBITDA measure provides additional information which may be used to better understand the Company’s operations. EBITDA is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDA are significant components in understanding and assessing a company's financial performance. EBITDA, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.

Adjusted EBITDA is calculated as EBITDA adjusted by items in non-GAAP adjusted net income, above, except for taxes, as taxes are already excluded from EBITDA.

The following table provides a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the periods indicated:

	Three Months Ended December 31,		Years Ending December 31,
	2021	2020	2021	2020
	(in thousands)
Net income, a GAAP measure	$6,186	$18,892	$58,758	$79,009
Depreciation and amortization	7,811	6,663	30,343	25,634
Interest expense (income), net	121	2	132	(88)
Income tax expense	(840)	6,855	10,424	22,966
EBITDA, a non-GAAP measure	13,278	32,412	99,657	127,521
Acquisition-related fees	4,367	—	4,367	—
Insurance recoveries	—	(6,417)	—	(6,417)
Profit sharing effect[1]	(437)	642	(437)	642
Adjusted EBITDA, a non-GAAP measure	$17,208	$26,637	$103,587	$121,746
Adjusted EBITDA margin	12.6%	22.8%	19.4%	23.7%
[1]Profit sharing effect of acquisition-related fees and insurance recoveries in the respective period.